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                                                                     EXHIBIT G-3


                          REGCO NONUTILITY SUBSIDIARIES

1. Reliant Energy Investment Management, Inc., a Delaware corporation, holds the stock of Time Warner AOL, which was received in connection with the 1996 sale of certain telecommunications businesses.

2. Reliant Energy Power Systems, Inc., a Delaware corporation, invests in fuel cell technology.

3. Reliant Energy Properties, Inc., a Delaware corporation, owns a public parking garage that is used by company employees and others.

4. Reliant Energy Thermal Systems, Inc., a Delaware corporation, is engaged in the ownership and operation of thermal systems, which deliver chilled water to office buildings and other facilities and in other energy services.

5. Reliant Energy Transition Bond Company LLC, a Delaware limited liability company, will issue securitization bonds in connection with the restructuring under S.B. 7.

6. Reliant Energy International, Inc., a Delaware corporation, holds foreign utility investments, which are in the process of being divested. Effective December 1, 2000, the Board of Directors of REI voted to dispose of this business. Accordingly, the results of operations are reported as discontinued pursuant to Accounting Principals Board Opinion No. 30.

7. Mississippi River Transmission Corporation, a Delaware corporation, owns and operates an interstate pipeline system that extends from East Texas and Northern Louisiana to the St. Louis metropolitan area.

8. Reliant Energy Field Services, Inc., a Delaware corporation, owns and operates gas-gathering systems in the mid-continent.

9. Reliant Energy Gas Transmission Company, a Delaware corporation, owns and operates an interstate pipeline system located in the mid-continent region.

10. Reliant Energy Pipeline Services, Inc., a Delaware corporation, is engaged in pipeline services.

11.      Gas sales and marketing subsidiaries:

               o    Entex Fuels, Inc., a Texas corporation
               o    Entex Gas Marketing Company, a Texas corporation
               o    Entex Gas Resources Corp., a Texas corporation
               o    Reliant Energy Retail, Inc., a Delaware corporation
               o    MRT Energy Marketing Company, a Delaware corporation


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12.      Intrastate Pipeline Operations:

               o Reliant Energy Intrastate Holdings, LLC, a Delaware limited liability company
               o    Illinois Gas Transmission Company, a Delaware corporation
               o    Industrial Gas Supply Corporation, a Texas corporation
               o    Louisiana Unit Gas Transmission Company, a Texas corporation
               o Minnesota Intrastate Pipeline Company, a Delaware corporation
               o    Unit Gas Transmission Company, a Texas corporation

13.      Corporate and Financial Subsidiaries:

               o    HL&P Capital Trust I
               o    HL&P Capital Trust II
               o    Houston Industries FinanceCo GP, LLC
               o    Houston Industries FinanceCo LP
               o    Houston Industries Funding Company
               o    REI Trust I
               o    REI Trust II
               o    Reliant Energy FinanceCo II GP, LLC
               o    Reliant Energy FinanceCo II LP
               o    Reliant Energy FinanceCo III GP, LLC
               o    Reliant Energy FinanceCo III LP
               o    Reliant Energy FinanceCo IV GP, LLC
               o    Reliant Energy Finance Co IV LP
               o Arkansas Louisiana Finance Corporation, a Delaware corporation
               o    NorAm Financing I, a Delaware business trust.
               o Reliant Energy Trading and Transportation Group, Inc., a Texas corporation
               o Reliant Energy Funds Management, Inc., a Delaware corporation

14.  Inactive Subsidiaries - The following are inactive subsidiaries:

               o    HL&P Receivables, Inc.
               o    Houston Industries Energy (UK), Inc.
               o    Houston Industries Incorporated
               o    Houston Lighting & Power Company
               o    NorAm Energy Corp.
               o    Reliant Energy Products, Inc.
               o    Reliant Energy Water, Inc.
               o    Utility Rail Services, Inc.
               o    ALG Gas Supply Company, a Delaware corporation
               o    Allied Materials Corporation, a Texas corporation
               o    Arkla Industries Inc., a Delaware corporation
               o    Arkla Products Company, a Delaware corporation
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               o    Blue Jay Gas Company, a Delaware corporation
               o    Entex NGV, Inc., a Delaware corporation
               o    Entex Oil & Gas Co., a Texas corporation
               o    Intex, Inc., a Texas corporation
               o    National Furnace Company, a Texas corporation
               o    NorAm Utility Services, Inc., a Delaware corporation
               o    Reliant Energy Consumer Group, Inc., a Delaware corporation
               o    Reliant Energy Hub Services, Inc., a Delaware corporation